[Logo of CBRL Group, Inc.]                                   Post Office Box 787
                                                             Lebanon, Tennessee
                                                                      37088-0787
                                                             Phone 615.443.9869

--------------------------------------------------------------------------------
CBRL Group, Inc.
--------------------------------------------------------------------------------

                                                        Contact:  Julie K. Davis
                                                                  (615) 443-9266


        EDWARD A. GREENE JOINS CBRL GROUP AS SVP OF STRATEGIC INITIATIVES Industry veteran to focus on commodities and supply chain strategies

LEBANON, Tenn. (August 15, 2005) -- CBRL Group, Inc. (Nasdaq: CBRL) today announced the appointment of Edward A. Greene to the newly created position of Senior Vice President of Strategic Initiatives. Greene will apply his expertise and skills in commodity strategy development, contract negotiations, and relationship management in overseeing food purchasing and supply chain management for the company's two subsidiaries, Cracker Barrel Old Country Store, Inc. and Logan's Roadhouse, Inc. Greene will report to Chairman, President & CEO Michael A. Woodhouse. He joins CBRL Group on October 3.

"We are fortunate to have someone of Ed's abilities joining CBRL Group," said Woodhouse. "Ed's proven abilities will support achievement of our strategic goal of operating margin expansion."

Greene has over 25 year of experience in restaurant purchasing, project implementation and process improvement. Before joining CBRL Group, Greene was Vice President of Food and Packaging Purchasing for Restaurant Services, Inc., Burger King's exclusive purchasing agent in the United States. He has also held senior positions at Metromedia Restaurant Group, Metromedia Steakhouses, Inc., and Burger King Corporation. Greene holds a Bachelor of Arts in International Relations from Bradley University, where he graduated cum laude, and a Master of International Management from Thunderbird, The American Graduate School of International Management.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. operates 532 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 125 company-operated and 23 franchised Logan's Roadhouse restaurants in 19 states.


                                       ###